Bandwidth Announces Second Quarter 2026 Financial Results
Revenue of $220 million, up 22% year-over-year, and Adjusted EBITDA of $28 million, up 27% year-over-year, with record Adjusted EBITDA margin of 18%
Raising full-year 2026 outlook on sustained demand strength and accelerating business model fundamentals
Voice AI adoption driving enterprise modernization and $1m+ strategic customer wins

July 29, 2026

Conference Call
Bandwidth will host a conference call to discuss financial results for the second quarter ended June 30, 2026 on July 29, 2026. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, N.C. - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2026.
“AI is reshaping how enterprises evaluate communications infrastructure, increasing demand for trusted, scalable platforms capable of supporting mission-critical AI interactions,” said David Morken, Bandwidth’s Co-Founder, Chief Executive Officer, and Chairman. “We are capitalizing on this shift to secure larger strategic customer wins across AI-native innovators, Global 2000 enterprises, and hyperscalers as organizations increasingly standardize on Bandwidth. As adoption of AI-enabled communications accelerates, we believe our global Communications Cloud, Maestro orchestration platform, and growing portfolio of trust capabilities position us to expand our leadership, capture a larger share of the AI communications stack, and create durable long-term shareholder value.”
Second Quarter 2026 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three and six months ended June 30, 2026 and 2025 ($ in millions, except per share amounts).

Conference Call Details
July 29, 2026
8:00 am ET
Domestic dial-in:
800-715-9871
International dial-in:
646-307-1963

Replay information
An audio replay of this conference call will be available through August 5, 2026 by dialing 855-669-9658 or
412-317-0088 for international callers, and entering passcode 7551038.

Investor Contact
Nils Erdmann
Bandwidth
919-410-7499
ir@bandwidth.com
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$220	$180	$429	$354
Gross Margin	36%	40%	36%	40%
Non-GAAP Gross Margin (1)	59%	58%	59%	59%
Net income (loss)	$2	$(5)	$7	$(9)
Non-GAAP net income (1)	$14	$12	$26	$23
Net income (loss) per share, basic	$0.07	$(0.16)	$0.20	$(0.29)
Net loss per share, diluted	$(0.07)	$(0.16)	$(0.15)	$(0.29)
Non-GAAP net income per Non-GAAP share (1)	$0.37	$0.38	$0.72	$0.74
Adjusted EBITDA (1)	$28	$22	$54	$44
Net cash provided by operating activities	$29	$32	$38	$29
Free cash flow (1)	$24	$26	$23	$12

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“We delivered record quarterly results for Revenue and Adjusted EBITDA, which exceeded our expectations,” said Daryl Raiford, CFO of Bandwidth. “Our performance demonstrates the earnings power of our business model as strong customer demand across Voice and Messaging, combined with the structural advantages of our owned-and-operated global network, drove another quarter of margin expansion and profit growth. With growing visibility from recent enterprise customer wins, continued momentum in AI-enabled communications, and a strengthened balance sheet, we are again raising our full-year 2026 outlook for both revenue and Adjusted EBITDA.”

Second Quarter Customer Highlights
Each of our $1m+ customer wins and expansions in the second quarter included Maestro™ or AI services.
•A growing healthcare system operating hospitals and clinics across the Midwest selected Bandwidth's Communications Cloud and Maestro orchestration platform to modernize its legacy communications, enabling a future cloud contact center and AI services.
•A leading European appliance care and warranty provider selected Bandwidth to consolidate communications across multiple markets onto our global Communications Cloud, simplifying operations while creating a trusted foundation for AI-driven customer engagement.
•A global electronic brokerage serving investors in more than 200 countries expanded its long-standing relationship with Bandwidth into global voice, unifying communications with a single trusted partner across highly regulated markets.
•A long-standing global hyperscaler partner significantly expanded its use of Bandwidth to support a key digital service internationally, reinforcing our role as the communications infrastructure that scales alongside leading AI and cloud platforms.
•One of the largest text messaging platforms in the U.S., serving approximately 2,500 brands, expanded its relationship with Bandwidth by consolidating more than 95 percent of its messaging traffic onto our platform to improve scale, deliverability, and operational performance.
Financial Outlook
Bandwidth is providing guidance for its third quarter and full year 2026 as follows (in millions, except per share amounts) based on current indications for its business, which are subject to change.

	3Q 2026 Guidance	Full Year 2026 Guidance
Revenue	$231 - $235	$900 - $910
Adjusted EBITDA	$32 - $34	$123 - $125
Non-GAAP earnings per share (1)	$0.45 - $0.49	$1.71 - $1.79
(1) Assumes weighted average diluted share count of approximately 40.5 million in 3Q 2026 and weighted average diluted share count of approximately 39.0 million in full year 2026.

Bandwidth has not reconciled its third quarter and full year 2026 guidance related to (i) Adjusted EBITDA to GAAP net income or loss, (ii) non-GAAP net earnings or loss to GAAP net earnings or loss or (iii) non-GAAP earnings or loss per share to GAAP earnings or loss per share, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Upcoming Investor Conferences
•B. Riley Securities' Consumer & TMT Conference in New York, NY. Investor meetings hosted with management on Thursday, September 10, 2026.
•Benchmark-StoneX Tech Conference in New York, NY. Investor meetings hosted with management on Thursday, September 10, 2026.
•Piper Sandler Growth Frontiers Conference in Nashville, TN. Fireside chat with John Bell, Chief Product Officer on Tuesday, September 15, 2026 at 1:00 PM Central Time.

About Bandwidth Inc.
Bandwidth Inc. (NASDAQ: BAND) is a global cloud communications company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering ~70 countries and 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world transform their communications every day.
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending September 30, 2026 and year ending December 31, 2026, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to successfully leverage the use of artificial intelligence in our business operations and in our service offerings, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation and related payroll taxes. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation and related payroll taxes because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharge revenue.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation and related payroll taxes, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation and related payroll taxes, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA and Adjusted EBITDA margin because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA and Adjusted EBITDA margin can produce a useful measure for period-to-period comparisons of our business. We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by cloud communications revenue, which is revenue less pass-through messaging surcharge revenue.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$219,897	$180,013	$428,681	$354,254
Cost of revenue	141,354	108,349	272,224	211,078
Gross profit	78,543	71,664	156,457	143,176
Operating expenses
Research and development	37,343	31,749	75,809	62,381
Sales and marketing	25,360	24,818	49,987	51,274
General and administrative	20,393	18,845	39,835	37,956
Total operating expenses	83,096	75,412	165,631	151,611
Operating loss	(4,553)	(3,748)	(9,174)	(8,435)
Other income (expense), net	4,151	(1,047)	11,364	(170)
(Loss) income before income taxes	(402)	(4,795)	2,190	(8,605)
Income tax benefit (provision)	2,789	(136)	4,315	(66)
Net income (loss)	$2,387	$(4,931)	$6,505	$(8,671)

Net income (loss) per share
Basic	$0.07	$(0.16)	$0.20	$(0.29)
Diluted	$(0.07)	$(0.16)	$(0.15)	$(0.29)

Numerator used to compute net income (loss) per share:
Basic	$2,387	$(4,931)	$6,505	$(8,671)
Diluted	$(2,395)	$(4,931)	$(5,036)	$(8,671)

Weighted average number of common shares outstanding:
Basic	32,129,631	29,889,020	31,906,992	29,438,230
Diluted	33,490,677	29,889,020	33,225,729	29,438,230

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$169,902	$102,788
Marketable securities	4,455	8,476
Accounts receivable, net of allowance	110,294	91,409
Deferred costs	4,384	4,830
Prepaid expenses and other current assets	17,089	11,557
Total current assets	306,124	219,060
Property, plant and equipment, net	165,771	174,251
Operating right-of-use asset, net	151,853	152,950
Intangible assets, net	121,361	138,742
Deferred costs, non-current	2,322	3,098
Other long-term assets	7,426	7,754
Goodwill	346,581	356,772
Total assets	$1,101,438	$1,052,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$49,143	$42,600
Accrued expenses and other current liabilities	87,297	91,151
Current portion of deferred revenue	8,796	8,742
Operating lease liability, current	4,542	3,947
Current portion of convertible senior notes	—	7,627
Total current liabilities	149,778	154,067
Other liabilities	1,727	555
Operating lease liability, net of current portion	219,110	221,019
Deferred revenue, net of current portion	3,226	4,972
Deferred tax liability	18,655	24,479
Convertible senior notes	330,769	247,562
Total liabilities	723,265	652,654
Stockholders’ equity:
Class A and Class B common stock	33	31
Treasury common stock	(20,012)	—
Additional paid-in capital	490,860	485,836
Accumulated deficit	(77,821)	(84,326)
Accumulated other comprehensive loss	(14,887)	(1,568)
Total stockholders’ equity	378,173	399,973
Total liabilities and stockholders’ equity	$1,101,438	$1,052,627

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$6,505	$(8,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	35,114	25,818
Non-cash reduction to the right-of-use asset	1,676	1,620
Amortization of debt discount and issuance costs	591	709
Stock-based compensation	25,597	26,120
Deferred taxes and other	(5,008)	(2,923)
Net gain on extinguishment of debt	(12,446)	(1,082)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(19,194)	(1,763)
Prepaid expenses and other assets	(4,280)	(1,465)
Accounts payable	8,606	(8,247)
Accrued expenses and other liabilities	2,271	(1,490)
Operating right-of-use liability	(1,892)	12
Net cash provided by operating activities	37,540	28,638
Cash flows from investing activities
Purchase of property, plant and equipment	(9,721)	(10,938)
Capitalized software development costs	(4,662)	(5,364)
Purchase of marketable securities	(6,419)	(10,702)
Proceeds from sales and maturities of marketable securities	10,426	4,731
Proceeds from sale of business	—	206
Net cash used in investing activities	(10,376)	(22,067)
Cash flows from financing activities
Borrowings on line of credit	148,700	28,500
Repayments on line of credit	(148,700)	(28,500)
Proceeds from issuance of convertible senior notes	316,250	—
Net cash paid for debt extinguishment	(216,186)	(26,144)
Purchase of capped call	(21,821)	—
Repurchase of Class A common stock	(20,000)	—
Payment of debt issuance costs	(12,028)	—
Value of equity awards withheld for tax liabilities and other	(5,215)	(2,923)
Net cash provided by (used in) financing activities	41,000	(29,067)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,151)	657
Net increase (decrease) in cash, cash equivalents, and restricted cash	67,013	(21,839)
Cash, cash equivalents, and restricted cash, beginning of period	103,160	82,234
Cash, cash equivalents, and restricted cash, end of period	$170,173	$60,395

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Gross Profit	$78,543	$71,664	$156,457	$143,176
Gross Profit Margin %	36%	40%	36%	40%
Depreciation	6,122	5,160	11,948	9,838
Amortization of acquired intangible assets	5,060	2,042	10,134	3,939
Stock-based compensation and related payroll taxes	521	530	986	1,055
Non-GAAP Gross Profit	$90,246	$79,396	$179,525	$158,008
Non-GAAP Gross Margin % (1)	59%	58%	59%	59%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $152 million and $302 million for the three and six months ended June 30, 2026, respectively, and $136 million and $269 million for the three and six months ended June 30, 2025, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$2,387	$(4,931)	$6,505	$(8,671)
Stock-based compensation and related payroll taxes	15,385	12,545	28,375	26,120
Amortization of acquired intangibles	7,586	4,565	15,190	8,852
Amortization of debt discount and issuance costs for convertible debt	214	278	457	576
Net gain on extinguishment of debt	(5,163)	—	(12,446)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	(746)	278	(1,134)	817
Estimated tax effects of adjustments (2)	(6,106)	(905)	(10,872)	(3,652)
Non-GAAP net income	$13,557	$11,830	$26,075	$22,960
Interest expense on Convertible Notes (3)	125	238	335	488
Numerator used to compute Non-GAAP diluted net income per share	$13,682	$12,068	$26,410	$23,448

Net income (loss) per share
Basic	$0.07	$(0.16)	$0.20	$(0.29)
Diluted	$(0.07)	$(0.16)	$(0.15)	$(0.29)

Non-GAAP net income per Non-GAAP share
Basic	$0.42	$0.40	$0.82	$0.78
Diluted	$0.37	$0.38	$0.72	$0.74

Weighted average number of shares outstanding
Basic	32,129,631	29,889,020	31,906,992	29,438,230
Diluted	33,490,677	29,889,020	33,225,729	29,438,230

Non-GAAP basic shares	32,129,631	29,889,020	31,906,992	29,438,230
Convertible debt conversion	1,361,046	1,478,379	1,318,737	1,568,075
Stock options issued and outstanding	35,993	14,988	42,020	19,471
Nonvested RSUs outstanding	3,515,243	—	3,186,926	482,045
Non-GAAP diluted shares	37,041,913	31,382,387	36,454,675	31,507,821
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $(0.8) million and $(1.4) million of foreign exchange charges primarily related to balance sheet revaluations during the three and six months ended June 30, 2026, respectively, (ii) less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2026, respectively, (iii) $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2025, (iv) $0.1 million of losses on sale of business during the three and six months ended June 30, 2025, and (v) $0.5 million of nonrecurring litigation expense during the six months ended June 30, 2025.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 20.1% and 13.9% for the six months ended June 30, 2026 and 2025, respectively. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of June 30, 2026, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$2,387	$(4,931)	$6,505	$(8,671)
Income tax (benefit) provision	(2,789)	136	(4,315)	66
Interest expense, net	967	547	1,640	1,035
Depreciation	10,141	8,750	19,924	16,966
Amortization	7,586	4,565	15,190	8,852
Stock-based compensation and related payroll taxes	15,385	12,545	28,375	26,120
Net gain on extinguishment of debt	(5,163)	—	(12,446)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	(746)	278	(1,134)	817
Adjusted EBITDA	$27,768	$21,890	$53,739	$44,103
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $(0.8) million and $(1.4) million of foreign exchange charges primarily related to balance sheet revaluations during the three and six months ended June 30, 2026, respectively, (ii) less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2026, respectively, (iii) $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2025, (iv) $0.1 million of losses on sale of business during the three and six months ended June 30, 2025, and (v) $0.5 million of nonrecurring litigation expense during the six months ended June 30, 2025.
Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$28,772	$31,721	$37,540	$28,638
Net cash used in investing in capital assets (1)	(5,033)	(6,090)	(14,383)	(16,302)
Free cash flow	$23,739	$25,631	$23,157	$12,336
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.

Stock-Based Compensation Expense
Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenue	$424	$530	$889	$1,055
Research and development	5,622	5,524	11,411	11,081
Sales and marketing	1,731	1,867	3,463	4,141
General and administrative	4,830	4,624	9,834	9,843
Total	$12,607	$12,545	$25,597	$26,120